UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement

On November 24, 2017, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), through IBG Borrower LLC, the Company’s wholly-owned direct subsidiary, entered into a Second Amendment, Consent and Limited Waiver (the “Amendment”) to its Credit Agreement, dated August 2, 2017 (as amended by that certain Limited Waiver and Amendment No. 1 to Credit Agreement, dated as of October 27, 2017, as further amended by the Amendment, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Cortland Capital Market Services LLC (“Cortland”), as administrative agent and collateral agent (Cortland in such capacities, called together with its successors and assigns in such capacities, the “Agent”), and the lenders party thereto from time to time (the “Lenders”), including Deutsche Bank AG, New York Branch (“Deutsche Bank”). Capitalized terms used in this Current Report and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended by the Amendment) and/or the Amendment, in each case, as the context may require. The full text of the Amendment is annexed hereto as Exhibit 10.1 and incorporated herein by reference.

As disclosed in the Company’s Notification of Late Filing on Form 12b-25 filed on November 9, 2017, the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 (the “10-Q”) has been delayed. The Company needs additional time to review and assess the impact on the financial statements and disclosures to be included in the 10-Q associated with the impairment testing of the Company’s goodwill and intangible assets. In order to permit the Company sufficient time to complete its impairment testing and finalize its financial statements, the Lenders have agreed, pursuant to the terms of the Amendment and subject to the Loan Parties’ compliance with the requirements set forth therein, to waive until December 22, 2017, the potential Defaults and Events of Default arising under the Credit Agreement (a) from the failure to furnish to the Administrative Agent (i) the financial statements, reports and other documents as required under Section 6.01(b) of the Credit Agreement with respect to the fiscal quarter of the Company ended September 30, 2017 and (ii) the related deliverables required under Sections 6.02(b), 6.02(c) and 6.02(e) of the Credit Agreement or (b) relating to certain other affirmative covenants that may have been abrogated by such failure to make such timely deliveries. In connection with the Amendment, Deutsche Bank was granted additional pricing flex in the form of price protection upon syndication of the loan (“Flex”) and ticking fees on the unfunded portion of the loan. The Amendment allows, among other things, for cash payments on account of the Flex and ticking fees to be paid from the proceeds of the First Delayed Draw Term Loan, which was previously fully funded in accordance with the terms of the Credit Agreement. After giving effect to the additional Flex provided in the Amendment, the Company estimates that it could be responsible for payments on account of Flex in an aggregate total amount of up to $12 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment, Consent and Limited Waiver to Credit Agreement, dated as of November 24, 2017, among IBG Borrower LLC, a Delaware limited liability company, the Guarantors thereunder; each lender from time to time party thereto including Deutsche Bank AG, New York Branch; and Cortland Capital Market Services LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, Consent and Limited Waiver to Credit Agreement, dated as of November 24, 2017, among IBG Borrower LLC, a Delaware limited liability company, the Guarantors thereunder; each lender from time to time party thereto including Deutsche Bank AG, New York Branch; and Cortland Capital Market Services LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
	Name:	David K. Jones
	Title:	Executive Vice President and Chief Financial Officer

Date: November 27, 2017